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                                                                       EXHIBIT 5
                    Letterhead of Wilmer, Cutler & Pickering

                               September 17, 1998
Danaher Corporation
1250 24th Street, N.W.
Washington, DC 20037

Ladies and Gentlemen:

     We have acted as counsel for Danaher Corporation, a Delaware corporation (the "Issuer"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") being filed by the Issuer with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the debt securities of the Issuer (the "Offered Securities"). The Offered Securities will be issued under the indenture (the "Indenture"), between the Issuer and The First National Bank of Chicago (the "Trustee"), as Trustee, filed as Exhibit 4 to the Registration Statement. The Offered Securities are to be sold pursuant to an underwriting agreement (the "Underwriting Agreement") by and among the Issuer, Salomon Smith Barney Inc., Chase Securities Inc., First Chicago Capital Markets, Inc. and Lehman Brothers Inc., filed as Exhibit 1 to the Registration Statement.

     In connection with the foregoing, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including (a) the Certificate of Incorporation, as amended, of the Issuer, (b) the By-laws, as amended, of the Issuer, (c) the Indenture, (d) the Underwriting Agreement, (e) the form of the Offered Securities and (f) the resolutions of the Board of Directors of the Issuer authorizing the registration of the Offered Securities.

     In our examination of documents and records, we have assumed, without investigation, the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as telecopied, certified, photostatic or reproduced copies and the authenticity of all such documents. We have also assumed, but not independently verified, that all documents executed by a party other than the Company or any respective subsidiaries thereof were duly and validly authorized, executed and delivered by such party, that such party has the requisite power and authority to execute, deliver and perform such agreements and other documents, and that such agreements and other documents are legal, valid and binding obligations of such party and enforceable against such party in accordance with their respective terms.
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     Based upon the foregoing and subject to the qualifications hereinafter set forth, we are of opinion that:

     1. The Offered Securities have been lawfully and duly authorized, and such Offered Securities, upon execution and delivery of the Indenture by the Issuer and the Trustee and upon issuance, execution and delivery of the Offered Securities in accordance with the terms of the Indenture and the Underwriting Agreement, and assuming due authentication by the Trustee, will be legal and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms.

     This opinion set forth above in paragraph 1 is qualified to the extent we have assumed the due execution and delivery of the Indenture by the Trustee pursuant to appropriate corporate authority.

     Our opinion set forth above in paragraph 1 is subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect. The enforceability of the Issuer's obligations is also subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     This opinion is limited to the general corporate law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws or as to any matters of municipal law or the laws of any other local agencies within the state. We express no opinion whatsoever as to any other laws or regulations or as to laws relating to choice of law or conflicts of law principles.

     The information set forth herein is as of the date hereof. We assume no obligation to advise you of changes which may thereafter be brought to our attention. Our opinions are based on statutory and judicial decisions in effect at the date hereof, and we do not opine with respect to any law, regulation, rule or governmental policy or decision which may be enacted determined or adopted after the date hereof, nor assume any responsibility to advise you of future changes in our opinions.

     We are aware that we are referred to under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name therein and the filing of this opinion as
Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

                                    Very truly yours,

                                    /s/  Meredith B. Cross
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                                    Meredith B. Cross, a partner